SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 29th day of March, 2007

AMONG:

CRESTVIEW DEVELOPMENT CORPORATION, a Nevada corporation and sole shareholder of the Buyer, of 7401 Springbank Blvd., Calgary, Alberta, Canada T3H 5R2

(“Pubco”)

AND:

PERFECTENERGY INTERNATIONAL LIMITED, of Room 4001, GaoLuShi Building, Zhi Di Plaza, No. 11 Bi Da Street, Zhong Huan, Hong Kong, China

(“Priveco”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF PRIVECO AS LISTED ON SCHEDULE 1 ATTACHED HERETO

(the “Selling Shareholders”)

WHEREAS:

A.                         The Selling Shareholders are the registered and beneficial owners of all 1,003.17101 issued and outstanding common shares in the capital of Priveco;

B.                          Pubco has agreed to issue 57,190,261 common shares in the capital of Pubco as of the Closing Date, as defined herein, to the Selling Shareholders as consideration for the purchase by Pubco of all of the issued and outstanding common shares of Priveco held by the Selling Shareholders; and

C.                          Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholders have agreed to sell all of the issued and outstanding common shares of Priveco held by the Selling Shareholders to Pubco in exchange for common shares of Pubco.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

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1.	DEFINITIONS

1.1                        Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;
(b)

“Closing” shall mean the completion of the Transaction, in accordance with Section 8 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(c)

“Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 11.6 following the satisfaction or waiver by Pubco and Priveco of the conditions precedent set out in Sections 6.1 and 6.2 respectively, provided that such date shall be no later than three (3) weeks after delivery of the Priveco Financial Statements to be delivered under Section 6.1(l) hereof;

(d)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;
(e)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;
(f)

“Financing” shall mean the equity financing by Pubco of at least $8,000,000, which amounts will include the Escrow Monies (as defined herein), consisting of the issuance of units (the "Units") of Pubco at a price of $1.00 per Unit, with each Unit consisting of one common share in the capital of Pubco and one common share purchase warrant, each warrant entitling the holder to purchase one additional common share in the capital of Pubco at an exercise price of $1.25 per common share for a period of one year, which financing shall be completed on or prior to the Closing;

(g)	“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;
(h)

“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(i)

“Priveco Shares” shall mean the 1,003.17101 common shares of Priveco held by the Selling Shareholders, being all of the issued and outstanding common shares of Priveco beneficially held, either directly or indirectly, by the Selling Shareholders;

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(j)	“Pubco Shares” shall mean the 57,190,261 fully paid and non-assessable common shares of Pubco, to be issued to the Selling Shareholders by Pubco on the Closing Date;
(k)	“SEC” shall mean the Securities and Exchange Commission;
(l)	“Securities Act” shall mean the United States Securities Act of 1933, as amended;
(m)

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(n)	“Transaction” shall mean the purchase of the Priveco Shares by Pubco from the Selling Shareholders in consideration for the issuance of the Pubco Shares.

1.2                        Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1	–	Selling Shareholders
Schedule 2A	–	Certificate of Non-U.S. Shareholder
Schedule 2B	–	Certificate of U.S Shareholder
Schedule 3	–	National Instrument 45-106 Investor Questionnaire
Schedule 4	–	Directors and Officers of Priveco
Schedule 5	–	Directors and Officers of Pubco
Schedule 6	–	Priveco Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests
Schedule 7	–	Priveco Intellectual Property
Schedule 8	–	Priveco Material Contracts
Schedule 9	–	Priveco Employment Agreements and Arrangements
Schedule 10		Subsidiaries

1.3                        Currency. All references to currency referred to in this Agreement are in United States Dollars (US$), unless expressly stated otherwise.

2.	THE BRIDGE LOAN

2.1                        Escrow. Within five days of the execution of this Agreement, Pubco will arrange for a third party (the “Lender”) to deposit $1,000,000 into escrow with Dibb Luptop Alsop (the “Escrow Monies”), pursuant to an Escrow Agreement to be entered into among Pubco, Priveco and the Lender. No portion of the Escrow Monies will be released from escrow without the prior written consent of Pubco, Priveco and the Lender, which written consent will be delivered to Dibb Luptop Alsop before any of the Escrow Monies are released from escrow. If any of the Escrow Monies are released prior to the Closing, then Priveco will, prior to each and any such

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release, execute and deliver to the Lender: (a) a promissory note (each a, “Note”) whereby Priveco agrees to repay the Lender the amount being released together with interest at seven and one-half percent (7.5%) per annum repayable within 90 days of such release, and (b) a legal opinion stating that the Note constitutes a legal, valid and binding obligation of Priveco, enforceable in accordance with its terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally).

2.2                        Release of Escrow Monies. If the transactions contemplated by this Agreement close, then: (a) all of the Escrow Monies then held by Dibb Luptop Alsop will be immediately released to Pubco upon the written authorization from Pubco, Priveco and the Lender, and (b) each Note will be cancelled without payment of interest. Priveco agrees and acknowledges that the Escrow Monies will form part of and be converted into, on or before the Closing, securities to be issued in connection with the Financing; provided, however, that upon the written authorization from Pubco, Priveco and the Lender, Escrow Monies may be released to pay professional fees (audit and legal) in connection with the Transaction (the “Professional Fees”).

2.3                        Release of Escrow Monies on Failure to Close. If the transactions contemplated by this Agreement fail to close due to the fact that Priveco has not delivered the Priveco Financial Statements required by Section 8.2(f) of this Agreement or the Priveco Financial Statements represent a materially different financial position of Priveco than as has been represented by Priveco, then all of the Escrow Monies then held by Dibb Luptop Alsop will be immediately released to the Lender upon the written instruction of the Lender. Priveco acknowledges that, if the transactions contemplated by this Agreement fail to close due to the fact that Priveco has not delivered the Priveco Financial Statements required by Section 8.2(f) of this Agreement or the Priveco Financial Statements represent a materially different financial position of Priveco than as has been represented by Priveco, as determined in the sole discretion of the Lender, then it will be liable to repay each Note in accordance with its terms. If the transactions contemplated by this Agreement fail to close because of a failure to complete the Financing, then all of the Escrow Monies then held by Dibb Luptop Alsop will be immediately released to the Lender upon the written instruction of the Lender and Priveco will be liable to repay each Note less any amounts already paid as Professional Fees (the Notes will be amended to reduce the amount due by all amounts paid as Professional Fees).

3.	THE OFFER, PURCHASE AND SALE OF SHARES

3.1                        Offer, Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to Pubco, and Pubco hereby covenants and agrees to purchase from the Selling Shareholders all of the Priveco Shares held by the Selling Shareholders.

3.2                        Consideration. As consideration for the sale of the Priveco Shares by the Selling Shareholders to Pubco, Pubco shall allot and issue the Pubco Shares to the Selling Shareholders in the amount set out opposite each Selling Shareholder’s name in Schedule 1 on the basis of approximately 57,009.5 Pubco Shares for each Priveco Share held by each Selling Shareholder. The Selling Shareholders acknowledge and agree that the Pubco Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Selling Shareholders agree to abide by all

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applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Pubco Shares issued on Closing will be endorsed with one of the following legend pursuant to the Securities Act in order to reflect the fact that the Pubco Shares will be issued to the Selling Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

For Selling Shareholders not resident in the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

For Selling Shareholders resident in the United States:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

3.3                        Share Exchange Procedure. Each Selling Shareholder may exchange his, her or its certificate representing the Priveco Shares by delivering such certificate to Pubco duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable,

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with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Pubco Shares to the holder thereof, together with:

(a)	if the Selling Shareholder is not resident in the United States, a Certificate of Non-U.S. Shareholder (the “Regulation S Certificate”), a copy of which is set out in Schedule 2A;
(b)	if the Selling Shareholder is resident in the United States, a Certificate of U.S. Shareholder (the “Rule 506 Certificate”), a copy of which is set out in Schedule 2B; and
(c)	a National Instrument 45-106 Investor Questionnaire (the “Questionnaire”), a copy of which is set out in Schedule 3.

3.4                        Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the Pubco Shares will be issued in the Transaction. In lieu of any such fractional shares, if any of the Selling Shareholders would otherwise be entitled to receive a fraction of a share of the Pubco Shares upon surrender of certificates representing the Priveco Shares for exchange pursuant to this Agreement, the Selling Shareholders will be entitled to have such fraction rounded up to the nearest whole number of Pubco Shares and will receive from Pubco a stock certificate representing same.

3.5                        Closing Date. The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

3.6                        Restricted Shares. The Selling Shareholders acknowledge that the Pubco Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

3.7                        Exemptions. The Selling Shareholders acknowledge that Pubco has advised such Selling Shareholders that Pubco is relying upon the representations and warranties of the Selling Shareholders set out in the Questionnaires to issue the Pubco Shares under an exemption from the prospectus and registration requirements of the Securities Act (Alberta) (the “AB Securities Act”) and, as a consequence, certain protections, rights and remedies provided by the AB Securities Act, including statutory rights of rescission or damages, will not be available to the Selling Shareholders.

3.8                        Canadian Resale Restrictions. The Selling Shareholders acknowledge that Pubco is not a reporting issuer in any province or territory of Canada and accordingly, any applicable hold periods under the AB Securities Act or any other Canadian jurisdiction may never expire, and the Pubco Shares may be subject to resale restrictions in Canada for an indefinite period of time. Additionally, the Selling Shareholders acknowledge that resale of any of the Pubco Shares

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by the Selling Shareholders resident in Canada is restricted except pursuant to an exemption from applicable securities legislation.

4.	REPRESENTATIONS AND WARRANTIES OF PRIVECO

As of the Closing, Priveco and the Selling Shareholders, jointly and severally, represent and warrant to Pubco, and acknowledge that Pubco is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco, as follows:

4.1                        Organization and Good Standing. Priveco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Priveco is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Priveco taken as a whole.

4.2                        Authority. Priveco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Priveco Documents”) to be signed by Priveco and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Priveco Documents by Priveco and the consummation of the transactions contemplated hereby have been duly authorized by Priveco’s board of directors. No other corporate or shareholder proceedings on the part of Priveco is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Priveco Documents when executed and delivered by Priveco as contemplated by this Agreement will be, duly executed and delivered by Priveco and this Agreement is, and the other Priveco Documents when executed and delivered by Priveco as contemplated hereby will be, valid and binding obligations of Priveco enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;
(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
(c)	as limited by public policy.

4.3                        Capitalization of Priveco. The entire authorized capital stock and other equity securities of Priveco consists of 1,003.17101 common shares (the “Priveco Common Stock”). As of the date of this Agreement, there are 1,003.17101 shares of Priveco Common Stock issued and outstanding. All of the issued and outstanding shares of Priveco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of China and its Constitution and Articles of Association. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or

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commitments obligating Priveco to issue any additional common shares of Priveco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco any common shares of Priveco Common Stock. There are no agreements purporting to restrict the transfer of the Priveco Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Priveco Common Stock.

4.4                        Shareholders of Priveco Common Stock. As of the Closing Date, Schedule 1 contains a true and complete list of the holders of all issued and outstanding shares of the Priveco Common Stock including each holder’s name, address and number of Priveco Shares held.

4.5                        Directors and Officers of Priveco. The duly elected or appointed directors and the duly appointed officers of Priveco are as set out in Schedule 4.

4.6                        Corporate Records of Priveco. The corporate records of Priveco, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Priveco is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Priveco.

4.7                        Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Priveco or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Priveco or any of its subsidiaries, or any of their respective material property or assets;

(b)	violate any provision of the Constitution, Articles of Association or any other constating documents of Priveco, any of its subsidiaries or any applicable laws; or
(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Priveco, any of its subsidiaries or any of their respective material property or assets.

4.8                        Actions and Proceedings. To the best knowledge of Priveco, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Priveco, any of its subsidiaries or which involves any of the business, or the properties or assets of Priveco or any of its subsidiaries that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Priveco and its subsidiaries ttaken as a whole (a “Priveco Material Adverse Effect”). There is no reasonable basis for any claim or action that, based

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upon the likelihood of its being asserted and its success if asserted, would have such a Priveco Material Adverse Effect.

4.9	Compliance.
(a)

To the best knowledge of Priveco, Priveco and each of its subsidiaries is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Priveco and its subsidiaries;

(b)

To the best knowledge of Priveco, neither Priveco nor any of its subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Priveco Material Adverse Effect;

(c)

Each of Priveco and its subsidiaries has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Priveco, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)

Each of Priveco and its subsidiaries has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Neither Priveco nor any of its subsidiaries has received any notice of any violation thereof, nor is Priveco aware of any valid basis therefore.

4.10                      Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Priveco or any of its subsidiaries of the Transaction contemplated by this Agreement or to enable Pubco to continue to conduct Priveco’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

4.11                      Financial Representations. The consolidated audited balance sheets for Priveco for its last two fiscal years plus any consolidated unaudited balance sheets for Priveco dated on or before December 31, 2006 (the “Priveco Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for such fiscal years and interim period then ended (collectively, the “Priveco Financial Statements”) to be supplied on or before the Closing Date:

(a)	are in accordance with the books and records of Priveco;
(b)	present fairly the financial condition of Priveco as of the respective dates indicated and the results of operations for such periods; and

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(c)	have been prepared in accordance with GAAP.

Priveco has not received any advice or notification from its independent certified public accountants that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Priveco Financial Statements or the books and records of Priveco, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Priveco accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Priveco. Priveco has not engaged in any transaction, maintained any bank account, or used any funds of Priveco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Priveco.

4.12                      Absence of Undisclosed Liabilities. Neither Priveco nor any of its subsidiaries has any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $5,000, which:

(a)	are not set forth in the Priveco Financial Statements or have not heretofore been paid or discharged;
(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Pubco; or
(c)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Priveco Financial Statements

4.13	Tax Matters.
(a)	As of the date hereof:
(i)

each of Priveco and its subsidiaries has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Priveco or its subsidiaries, and

(ii)	all such returns are true and correct in all material respects;
(b)

each of Priveco and its subsidiaries has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Priveco Material Adverse Effect;

(c)

neither Priveco nor any of its subsidiaries is presently under or has received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

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(d)

all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)

to the best knowledge of Priveco, the Priveco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Priveco or its subsidiaries for the accounting period ended on the Priveco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Priveco Accounting Date or for any profit earned by Priveco on or prior to the Priveco Accounting Date or for which Priveco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Priveco Financial Statements.

4.14                      Absence of Changes. Since the Priveco Accounting Date, neither Priveco or any of its subsidiaries has:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;
(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Priveco or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

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(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);
(h)

received notice or had knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;
(j)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or
(l)	agreed, whether in writing or orally, to do any of the foregoing.

4.15                      Absence of Certain Changes or Events. Since the Priveco Accounting Date, there has not been:

(a)	a Priveco Material Adverse Effect; or
(b)	any material change by Priveco in its accounting methods, principles or practices.

4.16                      Subsidiaries. Except as set forth on Schedule 10, Priveco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations. Each subsidiary of Priveco is a corporation duly organized, validly existing and in good standing under the laws of China and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Each subsidiary of Priveco is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Priveco and its subsidiaries taken as a whole. Priveco owns all of the shares of each subsidiary of Priveco and there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating any subsidiary of Priveco to issue any additional common shares of such subsidiary, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from any subsidiary of Priveco any shares of such subsidiary.

4.17                      Personal Property. Each of Priveco and its subsidiaries possesses, and has good and marketable title of all property necessary for the continued operation of the business of Priveco and its subsidiaries as presently conducted and as represented to Pubco. All such property is used in the business of Priveco and its subsidiaries. All such property is in

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reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Priveco and its subsidiaries is owned by Priveco or its subsidiaries free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 6.

4.18	Intellectual Property
(a)

Intellectual Property Assets. Priveco and its subsidiaries own or hold an interest in all intellectual property assets necessary for the operation of the business of Priveco and its subsidiaries as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(i)	all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);
(ii)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);
(iii)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and
(iv)

all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Priveco and its subsidiaries as licensee or licensor (collectively, the “Trade Secrets”).

(b)

Agreements. Schedule 7 contains a complete and accurate list and summary description, including any royalties paid or received by Priveco and its subsidiaries, of all contracts and agreements relating to the Intellectual Property Assets to which Priveco and its subsidiaries is a party or by which Priveco and its subsidiaries is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Priveco or its subsidiaries is the licensee. To the best knowledge of Priveco, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)

Intellectual Property and Know-How Necessary for the Business. Except as set forth in Schedule 7, Priveco and its subsidiaries is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets. Except as set forth in Schedule 7, all former and current employees and contractors of Priveco and its subsidiaries have executed written contracts, agreements or other undertakings with Priveco and its subsidiaries that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Priveco and its subsidiaries. No employee, director, officer or shareholder of Priveco or any of its subsidiaries owns directly or indirectly in

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whole or ion part, any Intellectual Property Asset which Priveco or any of its subsidiaries is presently using or which is necessary for the conduct of its business. To the best knowledge of Priveco, no employee or contractor of Priveco or its subsidiaries has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Priveco or its subsidiaries.

(d)

Patents. Except as set out in Schedule 7, neither Priveco nor any of its subsidiaries holds any right, title or interest in and to any Patent and Priveco has not filed any patent application with any third party. To the best knowledge of Priveco, none of the products manufactured and sold, nor any process or know-how used, by Priveco or any of its subsidiaries infringes or is alleged to infringe any patent or other proprietary night of any other person or entity.

(e)

Trademarks. Except as set out in Schedule 7, neither Priveco nor any of its subsidiaries holds any right, title or interest in and to any Mark and Priveco has not registered or filed any application to register any Mark with any third party. To the best knowledge of Priveco, none of the Marks, if any, used by Priveco or any of its subsidiaries infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(f)

Copyrights. Schedule 7 contains a complete and accurate list and summary description of all Copyrights. Priveco and its subsidiaries is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the best knowledge of Priveco, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)

Trade Secrets. Each of Priveco and its subsidiaries has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. Each of Priveco and its subsidiaries has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Priveco, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Priveco or any of its subsdiaries. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

4.19                      Insurance. The products sold by and the assets owned by Priveco and its subsidiaries are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no

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existing default by Priveco, its subsidiaries or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

4.20                      Employees and Consultants. All employees and consultants of Priveco and its subsidiaries have been paid all salaries, wages, income and any other sum due and owing to them by Priveco or its subsidiaries, as at the end of the most recent completed pay period. Neither Priveco nor any of its subsidiaries is aware of any labor conflict with any employees that might reasonably be expected to have a Priveco Material Adverse Effect. To the best knowledge of Priveco, no employee of Priveco or any of its subsidiaries is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Priveco or its subsidiaries or any other nature of the business conducted or to be conducted by Priveco its subsidiaries.

4.21                      Real Property. Neither Priveco nor any of its subsidiaries owns any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Priveco or any of its subsidiaries is a party or is bound, as set out in Schedule 6, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Priveco and its subsidiaries pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Neither Priveco nor any of its subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

4.22                      Material Contracts and Transactions. Schedule 8 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Priveco or any of its subsidiaries is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by Priveco or any of its subsidiaries under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Priveco or any of its subsidiaries. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

4.23                      Certain Transactions. Niether Priveco nor any of its subisidiareis is a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

4.24                      No Brokers. Neither Priveco nor any of its subsidiaries has incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.25                      Completeness of Disclosure. No representation or warranty by Priveco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Pubco pursuant hereto contains or will contain any untrue statement of a material

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fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.	REPRESENTATIONS AND WARRANTIES OF PUBCO

As of the Closing, Pubco represents and warrants to Priveco and the Selling Shareholders and acknowledges that Priveco and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco or the Selling Shareholders, as follows:

5.1                        Organization and Good Standing. Pubco is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Pubco is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Pubco.

5.2                        Authority. Pubco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Pubco Documents”) to be signed by Pubco and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Pubco Documents by Pubco and the consummation by Pubco of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Pubco is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Pubco Documents when executed and delivered by Pubco as contemplated by this Agreement will be, duly executed and delivered by Pubco and this Agreement is, and the other Pubco Documents when executed and delivered by Pubco, as contemplated hereby will be, valid and binding obligations of Pubco enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;
(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
(c)	as limited by public policy.

5.3                        Capitalization of Pubco. The entire authorized capital stock and other equity securities of Pubco consists of 50,000,000 shares of common stock with a par value of $0.001 (the “Pubco Common Stock”) and 10,000,000 shares of preferred stock with a par value of $0.001 (the “Preferred Stock”). As of the date of this Agreement, there are 9,245,000 shares of Pubco Common Stock and no shares of Preferred Stock issued and outstanding. All of the issued and outstanding shares of Pubco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are

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not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Except as contemplated by this Agreement, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Pubco Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Pubco Common Stock.

5.4                        Directors and Officers of Pubco. The duly elected or appointed directors and the duly appointed officers of Pubco are as listed on Schedule 5.

5.5                        Corporate Records of Pubco. The corporate records of Pubco, as required to be maintained by it pursuant to the laws of the State of Nevada, are accurate, complete and current in all material respects, and the minute book of Pubco is, in all material respects, correct and contains all material records required by the law of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pubco.

5.6                        Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Pubco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pubco or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Pubco; or
(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Pubco or any of its material property or assets.

5.7                        Validity of Pubco Common Stock Issuable upon the Transaction. The Pubco Shares to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

5.8                        Actions and Proceedings. To the best knowledge of Pubco, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court,

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arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Pubco, threatened against Pubco which involves any of the business, or the properties or assets of Pubco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Pubco taken as a whole (a “Pubco Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Pubco Material Adverse Effect.

5.9	Compliance.
(a)

To the best knowledge of Pubco, Pubco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Pubco;

(b)

To the best knowledge of Pubco, Pubco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Pubco Material Adverse Effect;

(c)

Pubco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Pubco, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)

Pubco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Pubco has not received any notice of any violation thereof, nor is Pubco aware of any valid basis therefore.

5.10                      Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Pubco of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

5.11                      SEC Filings. Pubco has furnished or made available to Priveco and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Pubco with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Pubco SEC Documents”). As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Pubco SEC Documents. The Pubco SEC Documents constitute all of the documents and reports that the Reporting Company was required to file with the SEC

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pursuant to the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations promulgated thereunder by the SEC since the effectiveness of the Reporting Company’s Form 8-A.

5.12                      Financial Representations. Included with the Pubco SEC Documents are true, correct, and complete copies of audited balance sheets for Pubco dated as of October 31, 2005 and unaudited balance sheets for Pubco dated as of July 31, 2006 (the “Pubco Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year and interim period then ended (collectively, the “Pubco Financial Statements”). The Pubco Financial Statements:

(a)	are in accordance with the books and records of Pubco;
(b)	present fairly the financial condition of Pubco as of the respective dates indicated and the results of operations for such periods; and
(c)	have been prepared in accordance with GAAP.

Pubco has not received any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Pubco Financial Statements or the books and records of Pubco, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Pubco accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Pubco. Pubco has not engaged in any transaction, maintained any bank account, or used any funds of Pubco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Pubco.

5.13                      Absence of Undisclosed Liabilities. Pubco has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Pubco Financial Statements or have not heretofore been paid or discharged;
(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Priveco; or
(c)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Pubco Financial Statements.

5.14	Tax Matters.
(a)	As of the date hereof:
(i)	Pubco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account

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any extensions of the filing deadlines which have been validly granted to them, and

(ii)	all such returns are true and correct in all material respects;
(b)	Pubco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;
(c)

Pubco is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)

All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)

To the best knowledge of Pubco, the Pubco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Pubco for the accounting period ended on the Pubco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Pubco Accounting Date or for any profit earned by Pubco on or prior to the Pubco Accounting Date or for which Pubco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Pubco Financial Statements.

5.15                      Absence of Changes. Since the Pubco Accounting Date, except as disclosed in the Public SEC Documents and except as contemplated in this Agreement, Pubco has not:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;
(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Pubco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or

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waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;
(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);
(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;
(j)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or
(l)	agreed, whether in writing or orally, to do any of the foregoing.

5.16                      Absence of Certain Changes or Events. Since the Pubco Accounting Date, except as and to the extent disclosed in the Pubco SEC Documents, there has not been:

(a)	a Pubco Material Adverse Effect; or
(b)	any material change by Pubco in its accounting methods, principles or practices.

5.17                      Subsidiaries. Pubco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations, except as disclosed in the Pubco SEC Documents.

5.18                      Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Pubco, except as disclosed in the Pubco SEC Documents.

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5.19                      Employees and Consultants. Pubco does not have any employees or consultants, except as disclosed in the Pubco SEC Documents.

5.20                      Material Contracts and Transactions. Other than as expressly contemplated by this Agreement and the Financing, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Pubco is a party except as disclosed in writing to Priveco or as disclosed in the Pubco SEC Documents.

5.21                      No Brokers. Pubco has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

5.22                      Internal Accounting Controls. Pubco maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Pubco has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Pubco and designed such disclosure controls and procedures to ensure that material information relating to Pubco is made known to the certifying officers by others within those entities, particularly during the period in which Pubco’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. Pubco’s certifying officers have evaluated the effectiveness of Pubco’s controls and procedures as of end of the filing period prior to the filing date of the Form 10-KSB for the fiscal year ended December 31, 2006 (such date, the “Evaluation Date”). Pubco presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in Pubco’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to Pubco’s knowledge, in other factors that could significantly affect Pubco’s internal controls.

5.23                      Listing and Maintenance Requirements. Pubco is currently quoted on the OTC Bulletin Board and has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or the NASD or any trading market on which Pubco’s common stock is or has been listed or quoted to the effect that Pubco is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market.

5.24                      Application of Takeover Protections. Pubco and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Pubco’s certificate or articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Pubco as a result of the transactions under this Agreement or the exercise of any rights pursuant to this Agreement.

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5.25                      No SEC or NASD Inquiries. Neither the Pubco nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or NASD. Pubco currently do not have any outstanding comment letters or other correspondences from the SEC or the NASD.

5.26                      No Liabilities. Upon Closing, Pubco shall have no direct, indirect or contingent liabilities outstanding that exceed $25,000.

5.27                      Completeness of Disclosure. No representation or warranty by Pubco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Priveco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6.	CLOSING CONDITIONS

6.1                        Conditions Precedent to Closing by Pubco. The obligation of Pubco to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 11.6. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Pubco and may be waived by Pubco in its sole discretion.

(a)

Representations and Warranties. The representations and warranties of Priveco and the Selling Shareholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Priveco will have delivered to Pubco a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Priveco in this Agreement are true and correct.

(b)

Performance. All of the covenants and obligations that Priveco and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)

Transaction Documents. This Agreement, the Priveco Documents, the Priveco Financial Statements and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Pubco, will have been executed and delivered to Pubco.

(d)	Secretary’s Certificate – Priveco. Pubco will have received a certificate from the Secretary of Priveco attaching:
(i)	a copy of Priveco’s Constitution, Articles of Association and all other incorporation documents, as amended through the Closing Date; and

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(ii)	copies of resolutions duly adopted by the board of directors of Priveco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.
(e)

Legal Opinion – Priveco. Pubco will have received an opinion, dated as of the Closing Date, from counsel for Priveco, and such other local or special counsel as is appropriate, all of which opinion will be in the form and substance reasonably satisfactory to Pubco and its counsel.

(f)	Third Party Consents. Pubco will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Pubco.
(g)	Financing. The Financing will have closed, provided that such closing may be concurrent with the Closing and Pubco will have received the funds pursuant to the Financing.
(h)

Employment Agreements. Pubco will have received from Priveco copies of all agreements or arrangements that evidence the employment of all of the hourly and salaried employees of Priveco as set out on Schedule 9 attached hereto, which constitute all of the employees reasonably necessary to operate the business of Priveco substantially as presently operated.

(i)	No Material Adverse Change. No Priveco Material Adverse Effect will have occurred since the date of this Agreement.
(j)	No Action. No suit, action, or proceeding will be pending or threatened which would:
(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or
(ii)	cause the Transaction to be rescinded following consummation.
(k)	Outstanding Shares. Priveco will have no more than 1,003.17101 shares of Priveco Common Stock issued and outstanding on the Closing Date.
(l)

Delivery of Financial Statements. Priveco will have delivered to Pubco the Priveco Financial Statements, which financial statements will include audited financial statements for Priveco’s two fiscal years, prepared in accordance with GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

(m)	Due Diligence Review of Financial Statements. Pubco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Priveco Financial Statements.

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(n)

Due Diligence Generally. Pubco and its solicitors will be reasonably satisfied with their due diligence investigation of Priveco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of Priveco and the Selling Shareholders which are reasonably germane to the Transaction;
(ii)	a physical inspection of the assets of Priveco by Pubco or its representatives; and
(iii)	title to the material assets of Priveco.
(o)	Compliance with Securities Laws. Pubco will have received evidence satisfactory to Pubco that the Pubco Shares issuable in the Transaction will be issuable:
(i)	without registration pursuant to the Securities Act in reliance on a safe harbor from the registration requirements of the Securities Act provided by Regulation S; and
(ii)	in reliance upon an exemption from the prospectus and registration requirements of the AB Securities Act.

In order to establish the availability of the safe harbor from the registration requirements of the Securities Act and the prospectus and registration requirements of the AB Securities Act for the issuance of Pubco Shares to each Selling Shareholder, Priveco will deliver to Pubco on Closing, a Regulation S Certificate or Rule 506 Certificate, as applicable, and a Questionnaire duly executed by each Selling Shareholder.

6.2                        Conditions Precedent to Closing by Priveco. The obligation of Priveco and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 11.6. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Priveco and the Selling Shareholders and may be waived by Priveco and the Selling Shareholders in their discretion.

(a)

Representations and Warranties. The representations and warranties of Pubco set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Pubco will have delivered to Priveco a certificate dated the Closing Date, to the effect that the representations and warranties made by Pubco in this Agreement are true and correct.

(b)	Performance. All of the covenants and obligations that Pubco are required to perform or to comply with pursuant to this Agreement at or prior to the Closing

CW1014752.10

must have been performed and complied with in all material respects. Pubco must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)

Transaction Documents. This Agreement, the Pubco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Priveco, will have been executed and delivered by Pubco.

(d)	Secretary’s Certificate - Pubco. Priveco will have received a certificate from the Secretary of Pubco attaching:
(i)	a copy of Pubco’s Articles of Incorporation and Bylaws, as amended through the Closing Date; and
(ii)	copies of resolutions duly adopted by the board of directors of Pubco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.
(e)

Legal Opinion – Pubco. Priveco will have received a legal opinion, dated as of the Closing Date, from counsel for Pubco, and such other local or special legal counsel as is appropriate, all of which opinion shall be in the form and substance reasonably satisfactory to Priveco and its counsel.

(f)

Third Party Consents. Priveco will have received from Pubco duly executed copies of all third-party consents, permits, authorisations and approvals of any public, regulatory (including the SEC) or governmental body or authority or person or entity contemplated by this Agreement, in the form and substance reasonably satisfactory to Priveco.

(g)	Financing. The Financing will have closed, provided that such closing may be concurrent with the Closing.
(h)	No Material Adverse Change. No Pubco Material Adverse Effect will have occurred since the date of this Agreement.
(i)

No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or
(ii)	cause the Transaction to be rescinded following consummation.
(j)

Outstanding Shares. On the Closing Date, Pubco will have no more than 32,500,000 common shares issued and outstanding in the capital of Pubco, not including the 8,000,000 common shares in the capital of Pubco issued in the

CW1014752.10

Financing and following the cancellation of 5,000,000 common shares in the capital of Pubco currently held by Philip McDonald.

(k)	Public Market. On the Closing Date, the shares of Pubco Common Stock will be quoted on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board.
(l)

Due Diligence Review of Financial Statements. Priveco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Pubco Financial Statements, the Pubco SEC Documents, and the contents thereof, prepared in accordance with GAAP.

(m)

Due Diligence Generally. Priveco will be reasonably satisfied with their due diligence investigation of Pubco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

(n)

Resignations. Priveco will have received the written resignation from Philip McDonald, as director of Pubco and Philip McDonald, as officer of Pubco, effective as of the Closing Date, in the form and substance reasonably satisfactory to Priveco.

7.	ADDITIONAL COVENANTS OF THE PARTIES

7.1                        Notification of Financial Liabilities. Priveco will immediately notify Pubco in accordance with section 11.6 hereof, if Priveco receives any advice or notification from its independent certified public accounts that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Priveco, any properties, assets, Liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

7.2                        Access and Investigation. Between the date of this Agreement and the Closing Date, Priveco, on the one hand, and Pubco, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;
(b)

furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with

CW1014752.10

the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

7.3                        Confidentiality. All information regarding the business of Priveco including, without limitation, financial information that Priveco provides to Pubco during Pubco’s due diligence investigation of Priveco will be kept in strict confidence by Pubco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Pubco or disclosed to any third party (other than Pubco’s professional accounting and legal advisors) without the prior written consent of Priveco. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Priveco, Pubco will immediately return to Priveco (or as directed by Priveco) any information received regarding Priveco’s business. Likewise, all information regarding the business of Pubco including, without limitation, financial information that Pubco provides to Priveco during its due diligence investigation of Pubco will be kept in strict confidence by Priveco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Priveco or disclosed to any third party (other than Priveco’s professional accounting and legal advisors) without Pubco’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Pubco, Priveco will immediately return to Pubco (or as directed by Pubco) any information received regarding Pubco’s business.

7.4                        Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

7.5                          Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Priveco and Pubco will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Priveco or Pubco, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

7.6                        Conduct of Priveco and Pubco Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Pubco otherwise consents in writing, Priveco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its

CW1014752.10

good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Priveco otherwise consents in writing, Pubco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

7.7                        Certain Acts Prohibited – Priveco. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Priveco will not, without the prior written consent of Pubco:

(a)	amend its Constitution, Articles of Association or other incorporation documents;
(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Priveco except in the ordinary course of business;
(c)	dispose of or contract to dispose of any Priveco property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;
(d)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Priveco Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	not:
(i)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Priveco Common Stock, or
(ii)	split, combine or reclassify any Priveco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Priveco Common Stock; or
(f)

not materially increase benefits or compensation expenses of Priveco, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

7.8                        Certain Acts Prohibited - Pubco. Except as expressly contemplated by this Agreement and the Financing, between the date of this Agreement and the Closing Date, Pubco will not, without the prior written consent of Priveco:

(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Pubco except in the ordinary course of business consistent with past practice;

CW1014752.10

(b)	dispose of or contract to dispose of any Pubco property or assets except in the ordinary course of business consistent with past practice;
(c)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Pubco Common Stock; or
(d)	materially increase benefits or compensation expenses of Pubco, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

7.9                        Public Announcements. Pubco and Priveco each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

7.10                      Employment Agreements. Between the date of this Agreement and the Closing Date, Priveco will have made necessary arrangements to employ all of the hourly and salaried employees of Priveco reasonably necessary to operate such business substantially as presently operated. Priveco agrees to provide copies of all such agreements and arrangements that evidence such employment at or prior to Closing.

7.11                      Name Change. Pubco and Priveco each agree that Pubco will change its name to a name mutually acceptable to Crown Capital Partners, S.A. and Priveco within 120 days of the Closing Date.

7.12                      Pubco Board of Directors. The current directors of Pubco will adopt resolutions appointing two nominees of ARC Investment Partners LLC, Wennan Li, Min Fan and Yunxia Yang to the Board of Directors of Pubco and will accept the resignation of Philip McDonald, which appointment and resignation will be effective on Closing or, if applicable, ten days after the filing of a Schedule 14f-1 in connection with the Transaction. If applicable, Pubco will prepare and file a Schedule 14f-1 information statement with the SEC as required under the Exchange Act in connection with the change of directors arising in connection with the completion of the Transaction.

7.13                      Pubco Officers. The current directors of Pubco will adopt resolutions appointing two nominees of ARC Investment Partners LLC, Wennan Li (as Chief Executive Officer), Hongpo Li (as Chief Technology Officer), Diping Zhou (as Vice-President) and Hongjun Shou (as Vice-President) as officers of Pubco and will accept the resignation of Philip McDonald, which appointment and resignation will be effective on Closing or, if applicable, ten days after the filing of a Schedule 14f-1 in connection with the Transaction.

7.14                      No Registration. For a period of two years from the date of issuance of the Pubco Shares, each of Pubco and the Selling Shareholders agree that the Pubco Shares shall not be registered for resale under the Securities Act without the prior written consent of Crown Capital Partners, S.A.

CW1014752.10

8.	CLOSING

8.1                        Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Pubco or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Priveco and Pubco, provided such undertakings are satisfactory to each party’s respective legal counsel.

8.2                        Closing Deliveries of Priveco and the Selling Shareholders. At Closing, Priveco and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Pubco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Priveco evidencing approval of this Agreement and the Transaction;
(b)

if any of the Selling Shareholders appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(c)	share certificates representing the Priveco Shares as required by Section 3.3 of this Agreement;
(d)	all certificates and other documents required by Sections 3.3 and 6.1 of this Agreement;
(e)	a certificate of an officer of Priveco, dated as of Closing, certifying that:
(i)	each covenant and obligation of Priveco has been complied with; and
(ii)	each representation, warranty and covenant of Priveco is true and correct at the Closing as if made on and as of the Closing;
(f)	the Priveco Documents, the Priveco Financial Statements and any other necessary documents, each duly executed by Priveco, as required to give effect to the Transaction;
(g)	copies of all agreements and arrangements required by Section 7.10 of this Agreement.

8.3                        Closing Deliveries of Pubco. At Closing, Pubco will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Priveco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco evidencing approval of this Agreement and the Transaction;

CW1014752.10

(b)	reasonable evidence of the closing of the Financing, provided that such closing may be concurrent with the Closing;
(c)	all certificates and other documents required by Section 6.2 of this Agreement;
(d)	a certificate of an officer of Pubco, dated as of Closing, certifying that:
(i)	each covenant and obligation of Pubco has been complied with; and
(ii)	each representation, warranty and covenant of Pubco is true and correct at the Closing as if made on and as of the Closing;
(e)	the Pubco Documents and any other necessary documents, each duly executed by Pubco, as required to give effect to the Transaction; and
(f)	the resolutions required to effect the changes contemplated in Sections 7.12 and 7.13 of this Agreement.

8.4                        Additional Closing Delivery of Pubco. At Closing, Pubco will deliver or cause to be delivered the share certificates representing the Pubco Shares.

9.	TERMINATION

9.1                        Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Pubco and Priveco;
(b)

Pubco, if there has been a material breach by Priveco or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Priveco or the Selling Shareholders that is not cured, to the reasonable satisfaction of Pubco, within ten business days after notice of such breach is given by Pubco (except that no cure period will be provided for a breach by Priveco or the Selling Shareholders that by its nature cannot be cured);

(c)

Priveco, if there has been a material breach by Pubco of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pubco that is not cured by the breaching party, to the reasonable satisfaction of Priveco, within ten business days after notice of such breach is given by Priveco (except that no cure period will be provided for a breach by Pubco that by its nature cannot be cured);

(d)

Pubco or Priveco, if the Transaction contemplated by this Agreement has not been consummated prior to 21 days after the delivery of the Priveco Financial Statements, unless the parties hereto agree to extend such date in writing; or

CW1014752.10

(e)

Pubco or Priveco if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

9.2                        Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

10.	INDEMNIFICATION, REMEDIES, SURVIVAL

10.1                      Certain Definitions. For the purposes of this Article 9, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Pubco or Priveco including damages for lost profits or lost business opportunities.

10.2                      Agreement of Priveco to Indemnify. Priveco will indemnify, defend, and hold harmless, to the full extent of the law, Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Priveco of any representation or warranty of Priveco contained in or made pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Priveco of any covenant or agreement of Priveco made in or pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement.

10.3                      Agreement of the Selling Shareholders to Indemnify. The Selling Shareholders will indemnify, defend, and hold harmless, to the full extent of the law, Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)	any breach by the Selling Shareholders of Section 3.2 of this Agreement; or
(b)

any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholders contained in or made pursuant to the Regulation S Certificate, Rule 506 Certificate or the Questionnaire executed by each Selling Shareholder as part of the share exchange procedure detailed in Section 3.3 of this Agreement.

10.4                      Agreement of Pubco to Indemnify. Pubco will indemnify, defend, and hold harmless, to the full extent of the law, Priveco and the Selling Shareholders from, against, for,

CW1014752.10

and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Priveco and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Pubco of any representation or warranty of Pubco contained in or made pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Pubco of any covenant or agreement of Pubco made in or pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement.

11.	MISCELLANEOUS PROVISIONS

11.1                      Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

11.2                      Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

11.3                      Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

11.4                      Expenses. Pubco will bear all costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives and accountants; provided that Pubco and Priveco will bear its respective legal costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

11.5                      Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

11.6                      Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

CW1014752.10

If to Priveco or any of the Selling Shareholders:

Perfectenergy Shanghai Limited

No. 479 You Dong Road

Xinzhuang Town

Shanghai 201100 China

Attention:	Wennan Li
Telephone:	0086-21-5488-8436
Facsimile:	0086-21-5488-8243

With a copy (which will not constitute notice) to:

Richardson & Patel LLP

1090 Wilshire Blvd., Suite 500

Los Angeles, California	90024

Attention:	Kevin K. Leung, Esq.
Telephone:	310-208-1182
Facsimile:	310-208-1154
E-mail:	Kleung@richardsonpatel.com

and

Shanghai Xin Min Law Firm

Room 806, No. 215 Yazhi Road

Shanghai 20110, China

Attention:	Mr. Feng Zhu
Telephone:	0086-21-6413-8973
Facsimile:	0086-21-5413-3638
E-mail:	xmzhufeng@sina.com

and

Li & Partners

22/F, World Wide House

19 Des Voeux Road Central, Hong Kong

Attention:	Terence Chiu, Partner
Telephone:	852-2218-0978 (direct line) or 852-2501-0088 (general line)
Facsimile:	852-2501-0028
E-mail:	terencechiu@li-partners.com
Website:	www.li-partners.com

CW1014752.10

If to Pubco:

Crestview Development Corporation

7401 Springbank Blvd.

Calgary, Alberta, Canada T3H 5R2

Attention:	Philip McDonald
Telephone:	403-241-1925
Facsimile:	care of 604-687-6314

With a copy (which will not constitute notice) to:

Clark Wilson LLP, Barristers & Solicitors

Suite 800 – 885 West Georgia Street

Vancouver, British Columbia

Canada V6C 3H1

Attention:	Virgil Z. Hlus
Telephone:	(604) 687-5700
Facsimile:	(604) 687-6314

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;
(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;
(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and
(d)	in the case of mailing, on the fifth business day following mailing.

11.7                      Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

11.8                      Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

11.9                      Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

11.10                   Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein.

11.11                     Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

CW1014752.10

11.12                   Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

11.13                   Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the Province of British Columbia, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

11.14                   Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11.15                   Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

11.16                   Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CRESTVIEW DEVELOPMENT CORPORATION

Per:	/s/ Philip McDonald
Authorized Signatory
Name: Philip McDonald
Title:	President

PERFECTENERGY SHANGHAI LIMITED

Per:	/s/ Wennan Li
Authorized Signatory
Name: Wennan Li
Title:	President

WITNESSED BY: Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Wennan Li WENNAN LI

CW1014752.10

WITNESSED BY: Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Min Fan MIN FAN

WITNESSED BY: Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Yunxia Yang YUNXIA YANG

WITNESSED BY: Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Fengying Zhang FENGYING ZHANG

CW1014752.10

WITNESSED BY: Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Diping Zhou DIPING ZHOU

WITNESSED BY: Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Hongjun Shou HONGJUN SHOU

WITNESSED BY: Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Wenlin Guo WENLIN GUO

CW1014752.10

SCHEDULE 1

TO THE SHARE EXCHANGE AGREEMENT

AMONG CRESTVIEW DEVELOPMENT CORPORATION, PERFECTENERGY INTERNATIONAL LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

THE SELLING SHAREHOLDERS

Name	Address	Number of Priveco Shares held before Closing	Total Number of Pubco Shares to be issued by Pubco on Closing
Wennan Li	House 65 Kang Hong Yuan, No. 158 Lao Hu Qing Pin Road, Shanghai, 201702, China	435.67621	24,837,675
Min Fan	House 332, Hu Ban Jia Yuan, No. 1517 Hu Qing Pin Road, 201702, Shanghai, China	269.74740	15,378,160
Yunxia Yang	Room 301, House 76, No. 631 Gu Mei West Road, 201102, Shanghai, China	269.74740	15,378,160
Fengying Zhang	House 332, Hu Ban Jia Yuan, No. 1517 Hu Qing Pin Road, 201702, Shanghai, China	10.0	570,095
Diping Zhou	Room 404,No.18,Lane 1051, Linfeng Road, Shanghai,200435,Chia	10.0	570,095
Hongjun Shou	House 18, Yingjing Garden, No.1259, Xinnan Road, Shanghai, 201612, China	6.0	342,057
Wenlin Guo	Room 601, No. 47, Lane 755, Cangyuan Road, Shanghai, 200240, China	2.0	114,019
TOTAL:		1,003.17101	57,190,261

CW1014752.10

SCHEDULE 2A

TO THE SHARE EXCHANGE AGREEMENT

AMONG CRESTVIEW DEVELOPMENT CORPORATION, PERFECTENERGY INTERNATIONAL LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

CERTIFICATE OF NON-U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Shares”) of CRESTVIEW DEVELOPMENT CORPORATION, a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated March _____, 2007 (the “Agreement”), among Pubco, Perfectenergy Shanghai Limited, a company incorporated pursuant to the laws of China (“Priveco”) and the shareholders of Priveco as set out in the Agreement (each, a “Selling Shareholder”), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

1.            the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.            none of the Pubco Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3.            the Selling Shareholder understands and agrees that offers and sales of any of the Pubco Shares prior to the expiration of a period of one year after the date of original issuance of the Pubco Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.            the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Pubco Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.            the Selling Shareholder is acquiring the Pubco Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Shares in the United States or to U.S. Persons;

CW1014752.10

6.            the Selling Shareholder has not acquired the Pubco Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Pubco Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Pubco Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of the Pubco Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7.            the statutory and regulatory basis for the exemption claimed for the sale of the Pubco Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8.            Pubco has not undertaken, and will have no obligation, to register any of the Pubco Shares under the U.S. Securities Act;

9.            Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

10.          the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

11.          the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

12.          the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

13.	the undersigned:
(a)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Shares;

(b)	the undersigned is acquiring the Pubco Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities

CW1014752.10

laws or, if such is not applicable, the undersigned is permitted to acquire the Pubco Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Shares; and

(d)	the acquisition of the Pubco Shares by the undersigned does not trigger:
(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or
(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

the undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of Pubco, acting reasonably;

14.          the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

15.          the undersigned is not aware of any advertisement of any of the Pubco Shares and is not acquiring the Pubco Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

16.	no person has made to the undersigned any written or oral representations:
(a)	that any person will resell or repurchase any of the Pubco Shares;
(b)	that any person will refund the purchase price of any of the Pubco Shares;
(c)	as to the future price or value of any of the Pubco Shares; or
(d)

that any of the Pubco Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Shares on any stock

CW1014752.10

exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

17.         none of the Pubco Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Pubco Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

18.          the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Pubco Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Shares;

19.         neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Shares;

20.          the Pubco Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

21.          the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

22.          the undersigned understands and agrees that the Pubco Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

CW1014752.10

23.          the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

                                                                                                                          Date:                                                       , 2007

Signature

Print Name

Title (if applicable)

Address

CW1014752.10

SCHEDULE 2B

TO THE SHARE EXCHANGE AGREEMENT

AMONG CRESTVIEW DEVELOPMENT CORPORATION, PERFECTENERGY INTERNATIONAL LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

CERTIFICATE OF U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Shares”) of CRESTVIEW DEVELOPMENT CORPORATION, a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated March _____, 2007 (the “Agreement”), among Pubco, Perfectenergy Shanghai Limited, a company incorporated pursuant to the laws of China (“Priveco”) and the shareholders of Priveco as set out in the Agreement (each, a “Selling Shareholder”), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

1.            the undersigned satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the undersigned satisfies.)

Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000.

Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000.
Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

Category 4

A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank,

CW1014752.10

savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).
Category 6	A director or executive officer of the Company.
Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that for any of the Selling Shareholders claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber's status as an Accredited Investor.

If the Selling Shareholder is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

__________________________________________________________________________________

2.            none of the Pubco Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3.            the Selling Shareholder understands and agrees that offers and sales of any of the Pubco Shares shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.            the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Pubco Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.            the Selling Shareholder is acquiring the Pubco Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Shares in the United States or to U.S. Persons;

CW1014752.10

6.            Pubco has not undertaken, and will have no obligation, to register any of the Pubco Shares under the U.S. Securities Act;

7.            Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

8.            the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

9.            the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

10.          the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

11.	the undersigned:
(a)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Shares;

(b)

the undersigned is acquiring the Pubco Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Pubco Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Shares; and

(d)	the acquisition of the Pubco Shares by the undersigned does not trigger:

CW1014752.10

(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or
(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

the undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 11(c) and 11(d) above to the satisfaction of Pubco, acting reasonably;

12.          the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

13.          the undersigned is not aware of any advertisement of any of the Pubco Shares and is not acquiring the Pubco Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

14.	no person has made to the undersigned any written or oral representations:
(a)	that any person will resell or repurchase any of the Pubco Shares;
(b)	that any person will refund the purchase price of any of the Pubco Shares;
(c)	as to the future price or value of any of the Pubco Shares; or
(d)

that any of the Pubco Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

15.         none of the Pubco Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Pubco Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

16.          the undersigned is acquiring the Pubco Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or

CW1014752.10

fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Shares;

17.         neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Shares;

18.          the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

19.          the undersigned understands and agrees that the Pubco Shares will bear the following legend:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

CW1014752.10

20.          the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Shareholder.

                                                                                                                          Date:                                                       , 2007

Signature

Print Name

Title (if applicable)

Address

CW1014752.10

SCHEDULE 3

TO THE SHARE EXCHANGE AGREEMENT

AMONG CRESTVIEW DEVELOPMENT CORPORATION, PERFECTENERGY INTERNATIONAL LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

NATIONAL INSTRUMENT 45-106 INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure Pubco that the Selling Shareholders will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 (“NI 45-106”), as adopted by the British Columbia Securities Commission in respect to the issuance of the Pubco Shares pursuant to the Transaction. Pubco will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Selling Shareholder covenants, represents and warrants to Pubco that:

1.	the Selling Shareholder is (check one or more of the following boxes):
(a)	a director, executive officer, employee or control person of Pubco or an affiliate of Pubco	[ ]
(b)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]
(c)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]
(d)	a close personal friend of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]
(e)	a close business associate of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]
(f)	a founder of Pubco or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of Pubco	[ ]
(g)	a parent, grandparent, brother, sister or child of the spouse of a founder of Pubco	[ ]
(h)

a company, partnership or other entity which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies as described in paragraphs (a) to (g) above

[ ]
(i)	purchasing the Pubco Shares as principal with an aggregate value of more than CDN$150,000	[ ]
(j)	an accredited investor	[ ]

CW1014752.10

2.

if the Selling Shareholder has checked one or more of boxes b, c, d, e, f, g or h in section 1 above, the director(s), executive officer(s), control person(s) or founder(s) of Pubco with whom the Selling Shareholder has the relationship is:

(Instructions to Selling Shareholder: fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with. If you have checked box h, also indicate which of a to g describes the securityholders or directors which qualify you as box h and provide the names of those individuals. Please attach a separate page if necessary).

3.

If the Subscriber has ticked box j in section 1 above, the Selling Shareholder acknowledges and agrees that Pubco shall not consider the Selling Shareholder’s request for Pubco Shares for acceptance unless the undersigned provides to Pubco:

(i)	the information required in sections 4 and 5; and
(ii)	such other supporting documentation that Pubco or its legal counsel may request to establish the Selling Shareholder’s qualification as an Accredited Investor;
4.

the Selling Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Selling Shareholder is able to bear the economic risk of loss arising from such Transaction;

5.	the Selling Shareholder satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):
☐

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

☐

an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

CW1014752.10

☐	an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000;
☐	an entity, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements;
☐

an entity registered under the securities legislation of a jurisdiction of Canada as an advisor or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador), or any entity organized in a foreign jurisdiction that is analogous to any such person or entity; or

☐

an entity in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

The Selling Shareholder acknowledges and agrees that the Selling Shareholder may be required by Pubco to provide such additional documentation as may be reasonably required by Pubco and its legal counsel in determining the Selling Shareholder’s eligibility to acquire the Pubco Shares under relevant securities legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ____ day of                         , 2007.

____________________________________	Date:_____________________, 2007

Signature

____________________________________

Print Name

____________________________________

Title (if applicable)

____________________________________

Address

____________________________________

CW1014752.10

SCHEDULE 4

TO THE SHARE EXCHANGE AGREEMENT

AMONG CRESTVIEW DEVELOPMENT CORPORATION, PERFECTENERGY INTERNATIONAL LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PRIVECO

Directors:
Mr. Wennan Li
Mr. Min Fan
Ms. Yunxia Yang

Officers:
Mr. Wennan Li: Director of Perfectenergy International Ltd. President of Perfectenergy Shanghai limited
Ms. Diping Zhou: Vice President of Perfectenergy Shanghai Limited
Mr. Hongjun Shou: Vice President of Perfectenergy Shanghai Limited
Mr. Hongpo Li: Technical Controller of Perfectenergy Shanghai Limited

CW1014752.10

SCHEDULE 5

TO THE SHARE EXCHANGE AGREEMENT

AMONG CRESTVIEW DEVELOPMENT CORPORATION, PERFECTENERGY INTERNATIONAL LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PUBCO

Directors:
Philip McDonald

Officers:
Philip McDonald

CW1014752.10

SCHEDULE 6

TO THE SHARE EXCHANGE AGREEMENT

AMONG CRESTVIEW DEVELOPMENT CORPORATION, PERFECTENERGY INTERNATIONAL LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO LEASES, SUBLEASES, CLAIMS, CAPITAL EXPENDITURES,

TAXES AND OTHER PROPERTY INTERESTS

See Attached List.

CW1014752.10

Purchasing & Lease Contracts
NO.	Style	Date	Supplier	Goods	Total Prices
PE-E-060302	Lease	06-Mar-28	Shanghai Xinzhuang Investment Co., Ltd.	building	13106562.00RMB
PE-PC-061207	Purchase	06-Dec-28	Shanghai Solar Energy Co., Ltd.	solar cell	1280000.00RMB
PE-PC-061201	Purchase	06-Dec-8	Shanghai Solar Energy Co., Ltd.	solar cell	3860000.00RMB
PE-PC-06080	Purchase	06-Aug-31	Shanghai Tianxin Electronic Co., Ltd.	monocrystalline wafer	1040000.00RMB
PE-PC-060703	Purchase	06-Jul-19	Changzhou Xiandai Communication Co., Ltd.	solar wafer	840000.00RMB
PE-PC-060408	Purchase	06-Apr-30	Chengdu Jiayang Silicon-Tech co., Ltd	solar wafer	795021.50RMB
PE-PC-060403	Purchase	06-Apr-25	Jinzhou Sunshine Energy co., Ltd.	wafer	1620000.00RMB
PE-PC-060405	Purchase	06-Apr-25	Chengdu Jiayang Silicon-Tech co., Ltd	solar wafer	564741.50RMB
PE-PC-060304	Purchase	06-Mar-29	Chengdu Qingyang Electronic Material Co., Ltd.	monocrystalline wafer	499320.00RMB
PE-PC-060303	Purchase	06-Mar-28	Shanghai Solar Energy Co., Ltd.	monocrystalline wafer	4304576.00RMB
PE-PC-060201	Purchase	06-Feb-16	Jiangsu Shunda Semi Conductor Co., Ltd.	monocrystalline wafer	96000000.00RMB
PE-PC-060112	Purchase	06-Jan-16	Tianjin HuanOu Semi Conductor Material Co., Ltd.	solar wafer	51700000.00RMB
PE-PC-060112	Purchase	06-Jan-16	Tianjin HuanOu Semi Conductor Material Co., Ltd.	monocrystalline wafer	25850000.00RMB

CW1014752.10

SCHEDULE 7

TO THE SHARE EXCHANGE AGREEMENT

AMONG CRESTVIEW DEVELOPMENT CORPORATION, PERFECTENERGY INTERNATIONAL LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO INTELLECTUAL PROPERTY

1.TradeMark.

2.Solar cell Fire Furnace Equipment ---Patent

3. Wafer Drying Furnace Equipment---Patent

4. Whole technical document for solar-cell and solar-module manufacture.

CW1014752.10

SCHEDULE 8

TO THE SHARE EXCHANGE AGREEMENT

AMONG CRESTVIEW DEVELOPMENT CORPORATION, PERFECTENERGY INTERNATIONAL LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO MATERIAL CONTRACTS

See Attached Lists.

CW1014752.10

LIST OF PERFECTENERGY'S SALES CONTRACTS

Serial No.	Contract No.	Contract Type	Signing Date	Company Name	Name of Commodity	Amount
1	PE-S-060101	Sales Contract	15/Nov/05	Sunline AG	Crystalline Silicon Solar Panels	US$7,900,000.00
2	PE-S-060301	Sales Contract	17/Mar/06	Doorline GmbH	Solar Module	US$3,336,704.00
3	PE-S-060602	Sales Contract	06/Jun/06	SCN Energy GmbH	Solar Module	US$6,205,248.00
4	PE-S-060601	Sales Contract	07/Jun/06	BaiLiXing Solar Science & Technology Co.,Ltd.	Monocrystalline Solar Cells	2,745,000.00
5	PE-S-051005	Sales Contract	10/Oct/05	CEEG(Nanjing) PV-Tech Co.,Ltd.	Monocrystalline Wafer	5,152,800.00
6	PE-S-051007	Sales Contract	18/Oct/05	CEEG(Nanjing) PV-Tech Co.,Ltd.	Monocrystalline Wafer	11,900,000.00
7	PE-S-051004	Sales Contract	10/Oct/05	Shanghai TopSolar Green Energy Co.,Ltd.	CZ Solar Wafer	1,289,482.50
8	PE-S-051003	Sales Contract	10/Oct/05	Shanghai TopSolar Green Energy Co.,Ltd.	CZ 6' Monocrystalline Solar Ingot	5,100,000.00
9	PE-S-051202	Sales Contract	13/Dec/05	Shanghai TopSolar Green Energy Co.,Ltd.	CZ Solar Wafer	1,127,000.00
10	PE-S-051201	Sales Contract	02/Dec/05	Shanghai TopSolar Green Energy Co.,Ltd.	CZ Solar Wafer	1,464,000.00
11	PE-S-051101	Sales Contract	11/Nov/05	Shanghai TopSolar Green Energy Co.,Ltd.	CZ Solar Wafer	1,291,248.00
12	PE-S-051008	Sales Contract	24/Oct/05	Shanghai TopSolar Green Energy Co.,Ltd.	CZ 6'Monocrystalline Solar Ingot	1,729,981.16
13	PE-S-051002	Sales Contract	08/Oct/05	Shanghai TopSolar Green Energy Co.,Ltd.	CZ 6'Monocrystalline Solar Ingot	6,710,000.00
14	PE-S-051001	Sales Contract	08/Oct/05	Wuxi GuoFei Green Energy Co.,Ltd.	CZ 6'Monocrystalline Solar Ingot	756,000.00
15	PE-S-050901	Sales Contract	07/Sep/05	Wuxi GuoFei Green Energy Co.,Ltd.	CZ Solar Wafer	1,410,000.00
16	PE-S-050902	Sales Contract	29/Sep/05	Wuxi GuoFei Green Energy Co.,Ltd.	CZ Solar Wafer	860,100.00
17	PE-S-050903	Sales Contract	30/Sep/05	Wuxi GuoFei Green Energy Co.,Ltd.	CZ Solar Wafer	1,880,000.00
18	PE-S-051102	Sales Contract	16/Nov/05	Tianjin Huan’O Semiconductor Material Technology Co.,Ltd.	CZ 8'Monocrystalline Solar Ingot	8,722,409.40
19	PE-S-051006	Sales Contract	12/Oct/05	KONCA Solar Cell(Wuxi) Co.,Ltd.	CZ 6'Monocrystalline Solar Ingot	5,542,257.96
20	PE-S-051203	Sales Contract	28/Dec/05	KONCA Solar Cell(Wuxi) Co.,Ltd.	CZ 6'Monocrystalline Solar Ingot	11,908,717.20
21	PE-S-061106	Sales Contract	28/Nov/06	Shanghai Solar Energy S&T Co.,Ltd.	Monocrystalline Solar Wafer	7,903,234.00
22	PE-S-061105	Sales & Purchase Contract	29/Nov/06	Shanghai Solar Energy S&T Co.,Ltd.	Monocrystalline Solar Wafer	1,544,550.00

CW1014752.10

23	PE-S-061205	Sales Contract	08/Dec/06	Shanghai Solar Energy S&T Co.,Ltd.	Monocrystalline Solar Wafer	3,090,000.00
24	PE-S-060503	Sales Contract	16/May/06	Wuxi GuoFei Green Energy Co.,Ltd.	Monocrystalline Solar Wafer	1,000,000.00
25	PE-S-060506	Sales Contract	10/May/06	Wuxi GuoFei Green Energy Co.,Ltd.	Monocrystalline Solar Wafer	1,000,000.00
26	PE-S-060701	Sales Contract	01/Jul/06	Shanghai Zhiqin Silicon Electron Technology Co.,Ltd.	Monocrystalline Solar Wafer	2,378,075.00
27	PE-S-060802	Sales Contract	15/Aug/06	Shanghai Zhiqin Silicon Electron Technology Co.,Ltd.	Monocrystalline Solar Wafer	1,680,000.00
28	PE-S-060906	Sales Contract	15/Sep/06	Shanghai Zhiqin Silicon Electron Technology Co.,Ltd.	Monocrystalline Solar Wafer	1,668,000.00
29	PE-S-060301	Sales Contract	20/Mar/06	Shanghai Zhiqin Silicon Electron Technology Co.,Ltd.	Monocrystalline Solar Wafer	565,896.00
30	PE-S-060302	Sales Contract	25/Mar/06	Shanghai Zhiqin Silicon Electron Technology Co.,Ltd.	Monocrystalline Solar Wafer	1,664,000.00
31	PE-S-060602	Sales Contract	06/Jun/06	Shanghai Zhiqin Silicon Electron Technology Co.,Ltd.	Monocrystalline Solar Wafer	1,997,997.00
32	PE-S-060502	Sales Contract	05/May/06	Shanghai Zhiqin Silicon Electron Technology Co.,Ltd.	Monocrystalline Solar Wafer	1,448,928.00
33	PE-S-060101	Sales Contract	09/Jan/06	Shanghai Zhiqin Silicon Electron Technology Co.,Ltd.	CZ 6'Monocrystalline Solar Ingot	807,182.00
34	PE-S-060707	Contract for Processing Wafer	05/Jul/06	JingAo Solar Co.,Ltd.	Monocrystalline Solar Wafer	825,000.00
35	PE-S-060603	Sales Contract	18/Jun/06	Shanghai Qirong Photovoltaic S&T Co.,Ltd.	Monocrystalline Solar Cells	1,056,375.00
36	PE-S-060908	Sales Contract	29/Aug/06	Ningbo Olive Household Necessaries Co.,Ltd.	Monocrystalline Solar Wafer	560,000.00
37	PE-S-060909	Sales Contract	29/Aug/06	Ningbo Olive Household Necessaries Co.,Ltd.	Monocrystalline Solar Cells	938,500.00
38	PE-S-060804	Sales Contract	20/Aug/06	Shanghai SHTOPOWER Green Energy Co.,Ltd.	Monocrystalline Solar Module&Cells	3,524,420.00
39	PE-S-061201	Sales Contract	01/Dec/06	Nehftec Corporation	Solar Module	US$733,040.00
40	PE-S-061202	Sales Contract	01/Dec/06	Nehftec Corporation	Monocrystalline Solar Cells	US$71,300.00
41	PE-S-060908	Sales Contract	29/Sep/06	CEEG(Nanjing) PV-Tech Co.,Ltd.	Monocrystalline Solar Wafer	1,650,000.00
42	PE-S-061103	Sales Contract	09/Nov/06	CEEG(Nanjing) PV-Tech Co.,Ltd.	Monocrystalline Solar Wafer	2,600,000.00

EQUIPMENT PURCHASING CONTRACTS

(Cell Line)

Contract serial number	Contract type	Sign date	Supplier	Name of Equipments	contract total
PE-PG-051202	Equipments purchase contract	11/21/2006	Shanghai Yike gas Ltd.	wasted gas processing equip and piping install	138000

PE-P-060606	Equipments purchase contract	6/27/2006	Wuxi AMT Science and technology CO.Ltd.	full-automatic to flush to jilt stem machine	120000

PE-P-060604	Equipments purchase contract	6/9/2006	Beijing Delicacy laser Science and Technology CO. Ltd.	DLSK-fxj2 Solar Cells choose machine	128000

PE-P-060409	Equipments purchase contract	4/29/2006	China Electronics Technology Group Corportion No.45 Research Institute.	WY-155A Nicety net plank printing machine	435000

PE-PG-060303	Equipments purchase contract	3/15/2006	Beijing Delicacy laser Science and Technology CO. Ltd.	DLSK-fxj1 Solar Cells choose machine	135000

PE-P-060301	Equipments purchase contract	3/8/2006	Beijing Qixinhuachuang Electronics share Ltd.	Double lie type PECVD	140000

PE-P-060103	Equipments purchase contract	1/10/2006	Beijing Qixinhuachuang Electronics share Ltd.	6351 Procedure control proliferation system	960000

PE-PG-051202	Equipments purchase contract	12/19/2005	ChangshuXianke machine electronics equipments factory	WL-I-G1m the type of net and infrared ray Dry stove---three	135000

PE-PG-050906	Equipments purchase contract	9/1/2005	Suzhou Huafu Cryogenic CO.Ltd.	One group of Work mineral product	195000

PE-PG-050902	Equipments purchase contract	9/12/2005	Shanghai Tianou Environmental Protect & Technical engineering CO.Ltd.	6t/hr RO+EDI Pure water equip	550000

PE-PGP050901	Technique development contract	9/8/2005	Shanghai Light electricity volt Technique Ltd.	JD Pulse light solar battery test instrument item of Technique development	370000

PE-PG-050804	Equipments purchase contract	8/15/2005	China Electronics Technology Group Corportion No.48 Research Institute.	Ion Engrave eclipse machine--two	356000

PE-PG-050802	Equipments purchase contract	8/12/2005	Suzhou Huike machine electronics equipments Ltd.	WL-I-G1m the type of net and infrared ray Dry stove--three and Hot breeze Dry stove,TunnelElectric resistance stove	675000

PE-PG-050801	Equipments purchase contract	5/9/2005	Beijing Qixinhuachuang Electronics share Ltd.	6351 Procedure control proliferation system	640000

EQUIPMENT PURCHASING CONTRACTS

(Module Line and Buildings)

Contract number	Contract type	Sign date	Supplier	Name of Equipment	Contract total (RMB)
PE-E-060502	The building decorates	2006.5.19.	Shanghai Haiyin Building Decoration Engineering Company		1030000

PE-P-060602	Construction works design	2006.6.5.	IT industry electron eleventh design research institutes Ltd.	The new workshop building design	200000

PE-P-060601	Weak electricity system	2006.06.	Shanghai zhijian electronic engineering Ltd.	New weak workshop building project electricity system	140000

PE-P-060702	Workshop building reconstruction project	2006.09.	Chengdu aide project Ltd.	Solar battery and the module workshop building reform the project supplementary contract	750000

PE-E-060702	Workshop building reconstruction project	2006.7.17.	Chengdu aide project Ltd.	Solar battery and module workshop building reconstruction project	2150000

PE-E-060701	Project inspection and control	2006.7.20.	Shanghai jianke construction inspection and control consult about Ltd.	The construction project is left in inspection and control's hands	100000

OTHER CONTRACTS

Type	Parties
Employment Agreements	All of the employees
Confidentiality Agreements	Core employees: Wennan Li, Diping Zhou, Hongjun Shou, Wenlin Gu, Jian Chen, etc.
Stock Option Agreements	Wennan Li, Diping Zhou, Hongjun Shou, Wenlin Gu, Fengying Zhang, etc.
Long-term Co-operation Agreements	Tianjin Huanou Semico Material Co., Ltd.
Shanghai Solar Energy Technology R&D Co., Ltd.
Shanghai Shenzhou Renewable Co., Ltd.
Consulting Agreement	Transworld Capital Group, Ltd.

CW1014752.10

SCHEDULE 9

TO THE SHARE EXCHANGE AGREEMENT

AMONG CRESTVIEW DEVELOPMENT CORPORATION, PERFECTENERGY INTERNATIONAL LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

As of the date of this Agreement, the following hourly and salaried employees of Priveco are reasonably necessary to operate the business of Priveco as substantially presently operated:

Name	Position
Mr. Wennan Li (Jack )	General Manager
Ms. Diping Zhou	VP
Mr. Hongjun Shou (Hoking)	VP
Mr. Hongpo Li	Technical Controller
Mr. Wenlin Gu	Technical Manager
Mr. Jian Chen	Vice Technical Manager
Mr. Wenyuan Gu	Vice Administration Manager
Mr. Weigang Ju	Human Resource Supervisor
Mr. Xiaopo Gao	Assistant Financial Manager
Ms. Yanchun Fei	Accountant
Mr. Bin Wen	Equipment Supervisor
Mr. Weibin Zhang	Warehouse Keeper
Ms. Mina An	Sales Secretary
Mr. Haibin Zhu Mr. Xianma Yu	Chief Production Supervisors
Mr. Changchun Shan Ms. Xiaohong Tang Mr. Wenzheng Wang	Production Supervisors
Mr. Shenglang Xu Ms. Chunyan Jin Ms. Dongmei Meng Mr. Jiyu Cai Mr. Wei Zhao	QA Supervisors
Mr. Zhifeng Jiang	Purchasing Supervisor
Mr. Xi Zhang Mr. Donghua Peng Mr. Linmin Ma	Engineers
Ms. Peijun Wu	Reception
Mr. Guoyin Liu	Logitics
Workers	50 persons

CW1014752.10

SCHEDULE 10

TO THE SHARE EXCHANGE AGREEMENT

AMONG CRESTVIEW DEVELOPMENT CORPORATION, PERFECTENERGY INTERNATIONAL LIMITED AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

SUBSIDIARIES

As of the date of this Agreement, the following companies are subsidiaries of Priveco:

Perfectenergy Shanghai Limited

No. 479, You Dong Road, Xinzhuang Town, Shanghai, 201100, China

CW1014752.10